Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of HubSpot, Inc. and subsidiaries and the effectiveness of HubSpot, Inc. and subsidiaries’ internal control over financial reporting dated February 24, 2016, appearing in the Annual Report on Form 10-K of HubSpot, Inc. for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 24, 2016